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                                                                  Exhibit 10(ll)

                              AMENDMENT NUMBER ONE

                                       TO

                  THE ALPINE GROUP, INC. 1997 STOCK OPTION PLAN

                  WHEREAS,  The Alpine Group,  Inc. (the "Company")  maintains

The Alpine Group, Inc. 1997 Stock Option Plan (the "Plan");

                  WHEREAS, pursuant to Article IX of the Plan, the Company may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of the Plan; and

                  WHEREAS, the Company desires to amend the Plan, effective as of March 10, 1999.

                  NOW, THEREFORE, pursuant to Article IX of the Plan, the Plan is hereby amended, effective as of March 15, 1999, as follows:

                  1. Section 4.1(a) of the Plan is amended by the addition of the following language at the end thereof:
                     "In determining the number of shares of Common Stock available for awards other than awards of Incentive Stock Options, if Common Stock has been delivered or exchanged by a Participant as full or partial payment to the Company for the exercise price or for withholding taxes, in connection with the exercise of a Stock Option or the number of shares of Common Stock otherwise deliverable has been reduced for full or partial payment for the exercise price or for withholding taxes, the number of shares of Common Stock delivered, exchanged or reduced shall again be available for purposes of awards under this Plan."

                  2. Section 6.3(g) of the Plan is amended in its entirety to read as follows:
                     "Options may contain such other provisions, which shall not be inconsistent with any of the foregoing terms of the Plan, as the Committee shall deem appropriate including, without limitation, permitting "reloads" such that the same number of Options are granted as the number of Options exercised, shares used to pay for the exercise price of Options or shares used to pay withholding taxes or permitting Participants to defer delivery of Common Stock acquired pursuant to a Participant's exercise of an Option in accordance with the terms and conditions established by the Committee."